Exhibit 99.1
Release: IMMEDIATE
Snap-on to Acquire Leading Provider of Automotive Parts and Service
Information – ProQuest Business Solutions
Acquisition Accelerates Snap-on’s Profitable Growth Strategy by Expanding Diagnostics
and Information Systems Offering for Global Automotive OEMs and their Dealerships
Accretive to Snap-on’s Earnings Per Share and Cash Flow in 2007
KENOSHA, Wis. – October 23, 2006 – Snap-on Incorporated (NYSE:SNA), a leading global innovator, manufacturer and marketer of tools, diagnostics and equipment solutions for professional users, today announced that it has entered into a definitive agreement to acquire ProQuest Business Solutions from ProQuest Company (NYSE:PQE) for approximately $480 million in cash plus the assumption of $19 million of debt.
ProQuest Business Solutions is a world leader in automotive parts and service information. Its products are aimed at helping original equipment manufacturers (OEMs) and their dealers enhance their service operations. ProQuest Business Solutions’ products include integrated software, services and systems that transform complex technical data for parts catalogs into easily accessed electronic information (electronic parts catalogs (EPCs)). Other products and services include warranty management systems and analytics to help dealerships manage and track performance. Over 33,000 automotive dealerships around the world use ProQuest Business Solutions’ EPCs, which are available in 26 different languages and support 15 automotive manufacturers and 31 brands. ProQuest Business Solutions’ products are also sold to over 85,000 dealers in the power equipment and power sports markets. Unaudited revenues for the 12 months ended June 2006 were $185 million.
“This is a compelling strategic transaction that affords exciting growth opportunities for our customers, associates and shareholders,” said Jack D. Michaels, Snap-on’s chairman, president and chief executive officer. “Our Diagnostics and Information Group has successfully built a solid financial and operating platform and has earned the right to grow by acquisition. This acquisition should further leverage that strength. ProQuest Business Solutions’ ability to consolidate and transform complex manufacturer data from disparate sources into cohesive, integrated and highly customized systems makes it an important addition to our Diagnostics and Information Group. By integrating our complementary capabilities, we believe Snap-on will be uniquely positioned to add value for global OEMs and enhance the productivity and profitability of their dealerships.
“While we execute on this acquisition, we will maintain the positive momentum achieved with our strategic growth initiatives in Snap-on’s Commercial and Industrial Group and Tools Group. We have great confidence that these initiatives, together with this transaction, position Snap-on for sustained growth and value creation,” said Michaels.
- more -

“Snap-on shares our goal of being the global provider of choice for integrated information solutions for the automotive, power equipment and power sports markets,” said Andrew Wyszkowski, president of ProQuest Business Solutions. “We believe that together with Snap-on’s diagnostics and information capabilities, we can further enhance our offerings for our global OEM and dealership customers.”
“We have great admiration for the ProQuest Business Solutions team and the record of innovation they have established,” continued Michaels. “We welcome ProQuest Business Solutions’ associates to Snap-on and anticipate them to be an important part of our continued growth and success.”
Strategic and Financial Benefits of the Transaction
•	Expands Snap-on’s Solutions Offering for Global Automotive OEM Dealership Segment: The increasing complexity of vehicles with advanced electronics has led to rising demand for superior diagnostics and information solutions in the vehicle service and repair marketplace. Through its Diagnostics and Information Group, Snap-on currently offers a wide range of diagnostics software, vehicle-service information and business management systems, including a complete line of integrated software tools that enables users to electronically access service repair and parts information to maximize shop productivity. The acquisition of ProQuest Business Solutions further expands this offering with EPCs for OEM dealerships on a global basis and, along with Snap-on’s existing capabilities, enables Snap-on to provide its global OEMs and their dealerships with complete parts and service solutions.

•	Accelerates Snap-on’s Earnings and Cash Flow Growth: Snap-on expects the transaction to be accretive to earnings per share (based upon preliminary purchase accounting valuation assessments) and cash flow in early 2007.

•	Maintains Snap-on’s Financial Strength and Flexibility: Snap-on intends to fund the transaction through a combination of cash and borrowings under existing facilities. Snap-on expects its consolidated cash flow available for the repayment of acquisition indebtedness to be $100 million or more annually. In addition, consolidated cash flow is expected to provide for the continued funding of Snap-on’s franchise, product, brand, customer service, and supply chain initiatives, including its strategic growth initiatives in its other businesses.

It is anticipated that Snap-on will continue its regular cash quarterly dividend of $0.27 per share. Dividend declarations are subject to regular determination by the Board of Directors.
Approvals and Closing
The transaction is subject to customary closing conditions, which are set forth in the definitive agreement to be filed today by Snap-on on Form 8-K, and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction is expected to close by the end of November 2006 and is not subject to any financing conditions.
- more -

Advisors
In connection with the transaction, Credit Suisse is acting as financial advisor to Snap-on, and Quarles & Brady LLP is legal counsel. Allen & Company LLC is acting as financial advisor to ProQuest Company, and McDermott Will & Emery is legal counsel.
Conference Call and Webcast at 10:00 a.m. Eastern Today
A discussion of this release will be webcast at 10:00 a.m. Eastern today, and a replay will be available for at least 10 days following the call. To access the webcast, visit www.snapon.com, click on Snap-on Corporate and then on Investor Events in the drop-down menu under Investor Information. Additional detail about Snap-on is also available on the Snap-on Web site.
About ProQuest Business Solutions
ProQuest Business Solutions, headquartered in Richfield, Ohio, is a world leader in electronic parts catalogs. ProQuest products transform complex technical data for parts catalogs into easily accessed electronic information for the world’s automotive, power equipment and power sports manufacturers and their dealer networks. ProQuest also provides warranty management systems and analytics to help dealerships manage and track performance.
About Snap-on
Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, diagnostics and equipment solutions for professional users. Product lines include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle manufacturers, dealerships and repair centers, as well as customers in industry, government, agriculture and construction. Products are sold through its franchisees, company-direct sales and distributor channels, as well as over the Internet. Founded in 1920, Snap-on is a $2.4 billion, S&P 500 company headquartered in Kenosha, Wisconsin.
For additional information on Snap-on, visit www.snapon.com.
Forward-looking Statements
Statements in this news release that are not historical facts, including statements (i) that include the words “expects,” “plans,” “targets,” “estimates,” “believes,” “anticipates,” or similar words that reference Snap-on or its management; (ii) specifically identified as forward-looking; or (iii) describing Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release contains statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described in any such statement. The company’s actual results may differ materially from those described or contemplated in the forward-
- more -

looking statements. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K filing dated February 21, 2006, its Form 10-Q filing dated July 26, 2006, and in its Form 8-K filing dated July 27, 2005, all of which are incorporated herein by reference, and Snap-on’s and ProQuest Company’s ability to complete all conditions to closing, including receipt of all regulatory approvals, and Snap-on’s ability to successfully integrate this business. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release.
# # #
For additional information, please visit www.snapon.com or contact:

Investors:	Media:
Martin M. Ellen	Richard Secor
262-656-6462	262-656-5561